UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 2, 2026, NVIDIA Corporation (“NVIDIA”) entered into a definitive agreement to acquire Hugging Face, Inc. (“Hugging Face”). Hugging Face operates a platform and community for developing, sharing and deploying open-source models, datasets and applications.

The transaction includes an approximately $11.9 billion purchase price payable to Hugging Face stockholders, subject to certain adjustments, and an equity-based retention program of up to approximately $1.0 billion for Hugging Face employees joining NVIDIA.

The transaction is expected to close in the first half of 2027, subject to the satisfaction or waiver of customary closing conditions, including receipt of required regulatory approvals.

NVIDIA expects the acquisition to provide additional resources to Hugging Face and support developers building, sharing and deploying open models and applications. NVIDIA has committed to, among other things, keep Hugging Face’s platform open, consistent with Hugging Face’s existing practices. Under this commitment, Hugging Face would continue to permit model makers, developers, and users to upload and download models and datasets of their choosing and to support other silicon vendors.

Risks Related to the Proposed Acquisition of Hugging Face

The following risk factor supplements, and should be read together with, the risks relating to acquisitions and other risks described in NVIDIA’s Annual Report on Form 10-K for the fiscal year ended January 25, 2026 and subsequent Quarterly Reports on Form 10-Q.

Government restrictions may negatively impact our business and the Hugging Face platform.

Demand for open-source foundation models and applications based on them promotes the use of our products worldwide and sustains the Hugging Face platform.

We are committed to promoting the training, distribution, and use of both closed and open-source AI models and applications. Other parties are actively lobbying the U.S. Government and other stakeholders worldwide to adopt legislative or regulatory measures that would restrict or disadvantage open-source models and the customers of them. Governments may impose new or additional requirements governing the development, training, release, distribution, access, transfer, deployment or use of AI models, including open-source models.

Such requirements could restrict the models or datasets available through Hugging Face, require changes to Hugging Face’s platform or practices, delay or restrict offerings, increase compliance costs or result in investigations or enforcement actions.

Many of the world’s most popular and successful open-source models originated in China and are then downloaded, revised, fine-tuned, and tested by developers in the United States and worldwide. Any regulatory control or other restriction that limits our ability to provide products and services that support models derived from any region, including China, could have a material impact on Hugging Face’s platform, as well as a material impact on our business, operating results, and financial condition.

Any of these risks could limit our ability to realize the expected benefits of the acquisition or have a material impact on our business, operating results and financial condition.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including, but not limited to, statements as to: NVIDIA’s proposed acquisition of Hugging Face, including expected timing, anticipated benefits and post-closing plans, and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections based on management’s beliefs and assumptions and on information currently available to management and are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; NVIDIA’s reliance on third parties to manufacture, assemble, package and test NVIDIA’s products; the impact of technological development and competition; development of new products and technologies or enhancements to NVIDIA’s existing products and technologies; market acceptance of NVIDIA’s products or NVIDIA’s partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of NVIDIA’s products or technologies when integrated into systems; NVIDIA’s ability to realize the potential benefits of business investments or acquisitions; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission (the “SEC”) including, but not limited to, its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on NVIDIA’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL (included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: September 3, 2026	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer